Exhibit 23.2



                          INDEPENDENT AUDITORS' CONSENT

     We consent to the incorporation by reference in this Registration Statement of Data Systems & Software Inc. (the "Company") on Form S-8 of our report dated March 29, 2000, relating to the financial statements of the Company as of December 31, 1999, and for the years ended December 31, 1999 and 1998, appearing in the Annual Report on Form 10-K of the Company for the year ended December 31, 2000, and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.


s/Deloitte & Touche LLP

New York, New York
February 8, 2002